Exhibit (b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Chad Hallett, Treasurer of the State Street Navigator Securities Lending Trust (the “Trust”), each certify to the best of my knowledge and belief, that:

1.	This Form N-CSR filing for the Trust for the period ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer) of
State Street Navigator Securities Lending Trust

Date:	March 4, 2016

By:	/s/ Chad Hallett
Chad Hallett
Treasurer (Principal Financial and Accounting Officer) of
State Street Navigator Securities Lending Trust

Date:	March 4, 2016